Valneva SE - F-3

Exhibit 1.2

AMENDED AND RESTATED OPEN MARKET SALE AGREEMENTSM

March 24, 2025

JEFFERIES LLC
520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Valneva SE, a Societas Europaea incorporated under the laws of France, having its registered office at 6 rue Alain Bombard, 44800 Saint-Herblain, France and registered with the registre du commerce et des sociétés of Nantes under the number 422 497 560 (the “Company”), and Jefferies LLC, as sales agent and/or principal (the “Agent”), are parties to that certain Open Market Sale AgreementSM dated August 12, 2022 (the “Original Agreement”). The Company and the Agent desire to amend and restate the Original Agreement in its entirety as set forth in this Amended and Restated Sales Agreement (this “Agreement”). The Company confirms this Agreement with the Agent as follows:

The Company proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through the Agent, ordinary shares, nominal value €0.15 per share, of the Company (the “Common Shares”) to be represented by American Depositary Shares (“ADSs”), on the terms set forth in this Agreement.

The Common Shares are to be deposited pursuant to the deposit agreement (the “Deposit Agreement”), dated as of May 10, 2021 among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent two Common Shares (each an “Underlying Common Share”) deposited pursuant to the Deposit Agreement.

Each of the Company and the Agent acknowledges that the Shares (as defined in Section 1 below) may only be sold in compliance with applicable French and other applicable law and the limits and conditions set forth in the corporate authorizations of the Company applicable at the time of issuance of the Shares.

The Underlying Common Shares underlying the Shares will be issued by way of one or more capital increases without preferential rights for existing shareholders by way of a public offer reserved to categories of persons under the provisions of Article L. 225-138 of the French Commercial Code, pursuant to the 33rd resolution of the Company’s combined general shareholders’ meeting held on June 26, 2024 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting).

SM “Open Market Sale Agreement” is a service mark of Jefferies LLC

Section 1. DEFINITIONS

(a)               Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Euronext Paris” means the regulated market of Euronext in Paris.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion, it being understood that notwithstanding the specified Floor Price, the Sales Price shall be at least equal to the U.S. dollar equivalent (based on the then prevailing exchange rate as published by the European Central Bank) of the volume-weighted average price of the Company's Common Shares on Euronext Paris over a period of time chosen by, at the discretion of, the Board of Directors (Conseil d’Administration) or, upon sub delegation of the Board of Directors, the Chief Executive Officer (Directeur Général) or, as the case may be, an Associate Managing Officer (Directeur Général Délégué) of the Company, comprising between three (3) and ninety (90) consecutive Trading Days preceding the pricing of the relevant sale, subject to a maximum discount of 15% as calculated by the Agent during the applicable period set forth in the Issuance Notice (or any substitute method provided for in the relevant resolution adopted at a subsequent shareholders' meeting).

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent pursuant to any Issuance Decision.

“Issuance Commission” means the aggregate Selling Commission of the Shares sold by the Agent pursuant to any Issuance Decision.

“Issuance Decision” has the meaning ascribed to it in Section 3(b)(v).

“Issuance Notice” means a written notice containing the parameters in accordance with which the Company desires ADSs to be sold, which shall at a minimum include the number or dollar amount of ADSs desired to be sold, the time period during which sales are requested to be made, any minimum price below which sales may not be made and any limitations and conditions required by French law and/or set forth in the corporate authorizations of the Company, delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer (Directeur Général) or Chief Financial Officer (directeur des affaires financières).

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means ADSs with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares in the form of ADSs registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the dollar amount of the nominal value of the Common Shares available to be issued pursuant to the 33rd resolution of the Company’s combined general shareholders’ meeting held on June 26, 2024 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), which is currently the equivalent of 4,600,000 euros, provided, however, that the nominal amount of the capital increases that may result from the 33rd resolution shall be deducted from the overall ceiling of 5,175,000 euros set forth in the 37th resolution, (c) the number or dollar amount of Common Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), (d) the number or dollar amount of ADSs for which the Company has filed a Prospectus (defined below) or (e) the number of Underlying Common Shares issued over a 12-month rolling period representing, once issued together with all the other Common Shares which have been admitted to trading on the regulated market of Euronext Paris over the same 12-month period without a document, containing the information set out in Annex IX to Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, filed with the French Autorité des Marchés Financiers, being less than 30% of the total number of the Company’s securities already admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested.

“Net Proceeds” means the Issuance Amount due to the Company on any Settlement Date less the Issuance Commission due to the Agent on such date.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Global Select Market or such other national securities exchange on which the ADSs are then listed.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3.0%) of the Sales Price of each Share sold pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the second business day (or such other date as agreed between the Company and the Agent) following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” means the ADSs to be sold pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, and (4) each Triggering Event Date on which a certificate under Section 4(p) is delivered and (5) each sales of the Shares (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a) Registration Statement. The Company has prepared and filed, or will file, with the Commission a shelf registration statement on Form F-3 that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

A registration statement on Form F-6 (File No. 333-255301), and any amendments thereto, in respect of the Shares has been filed with the Commission; such registration statement in the form heretofore delivered to the Agent and, excluding exhibits, to the Agent, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the ADS Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Original Registration Statement was or will be declared effective and at the time the Company’s most recent annual report on Form 20-F was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 20-F the Company will (i) meet the then-applicable requirements for use of Form F-3 under the Securities Act or (ii) promptly notify the Agent that it does not meet such requirements.

(b) Compliance with Registration Requirements. Prior to the issuance of the first Issuance Notice, the Original Registration Statement and any Rule 462(b) Registration Statement shall have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was or will be identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement or the ADS Registration Statement which have not been described or filed as required. The Registration Statement, the ADS Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

All information and other disclosure materials made publicly available by the Company are true, complete and accurate in all material respects, and comply with the requirements of applicable French law, including French securities law, the Autorité des Marchés Financiers’s (“AMF”) regulation and guidelines, the European Regulation (EU) no. 596/2014, as amended, the European Regulation (EU) no. 2017/1129, as amended, the European Commission Delegated Regulation (EU) no. 2019/980, as amended, and the European Commission Delegated Regulation (EU) no. 2019/979, as amended. The Prospectus shall not contain any material information regarding the Company that has not been made available by the Company to the public in France;

(c) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agent before first use, the Company has not prepared, used or referred to, and will not, without the Agent’s prior consent, prepare, use or refer to, any Free Writing Prospectus.

(d) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement, the ADS Registration Statement and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Change. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in each of the Registration Statement and the Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of options or the award, if any, of options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Prospectus) or long-term debt of the Company or any of its subsidiaries (y) any Material Adverse Change (as defined below); as used in this Agreement, “Material Adverse Change” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Prospectus;

(g) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are, to the Company’s knowledge, held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) Incorporation and Good Standing of the Company. The Company is duly constituted as a Societas Europaea incorporated under the laws of France and registered at the Nantes Trade and Companies Registry under the number 422 497 560. The Company exists validly, operates in all material respects in accordance with the laws and regulations that apply to it and has made all the filings, statements and registrations required by the competent authorities for the purpose of its activities. Each member of the Board of Directors (Conseil d'administration), the Chair of the Board of Directors (Président du Conseil d’administration), the Chief Executive Officer (Directeur Général) and the Associate Managing Officers (Directeurs Généraux Délégués) have been lawfully appointed or elected and are validly in office in accordance with the law and, perform their respective duties in compliance with French law and the Company’s by-laws (statuts) and internal regulations. The Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own and/or lease its properties and conduct its business as described in the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(i) Application for Appointment or Safeguard. With respect to the Company or to its subsidiaries (a) no application for the appointment of an ad hoc representative (mandataire ad hoc) has been made, (b) no application to enter into a safeguard procedure (procédure de sauvegarde) has been made, (c) no application to enter into an accelerated safeguard procedure (procédure de sauvegarde accelérée) has been made, (d) no application to enter into a conciliation procedure (procédure de conciliation) has been made, (e) no application for the transfer of whole of the business (cession totale de l’entreprise) has been made, (f) no notice of judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) or voluntary liquidation has been filed (g) no conveyance, assignment or other arrangement for the benefit of, or enters into a composition with, its creditors has been made and (h) no proceedings under any applicable laws before a court having competent jurisdiction over the Company or such Subsidiaries which has analogous effect to any of the proceedings referred to in this paragraph 2(i) is commenced, threatened or pending;

(j) Use of Proceeds. The Company confirms that the funds to come from the sale of the Shares will be used as described in the Prospectus;

(k) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus; and all of the issued share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are freely negotiable and have been issued in compliance with French law and, to the extent applicable, all United States federal, state and local securities law and conform to the description of the ADSs and Common Shares contained in the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Prospectus. The description of the Company’s incentive plans including (i) the stock-options and (ii) the free shares (actions gratuites) set forth in the Prospectus, accurately and fairly present, in all material respects, the information required to be shown under applicable laws and regulations, with respect to such plans, arrangements, options and rights;

(l) Total Number of Underlying Common Shares to be Issued. As of the date of each Issuance Notice and as of each Settlement Date, the number of Common Shares issued pursuant to the 33rd resolution (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), over a given rolling 12-months period represents, pursuant to this Agreement, once issued together with all the other Common Shares which have been admitted to trading on Euronext Paris over the same 12-month period without a document, containing the information set out in Annex IX to Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, filed with the French Autorité des Marchés Financiers, will be less than 30% of the total number of the Company’s securities Common Shares already admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested, in compliance with French law requirements;

(m) Authorization of Shares. The Shares have been duly and validly authorized, and will conform in all material respects to their description contained in the Prospectus and the Deposit Agreement conforms in all material respects to its description in the Prospectus; upon delivery of the Issuance Decision contemplated by Section 3(b)(v) of this Agreement, the Underlying Common Shares and the Shares shall be duly authorized for issuance and sale pursuant to this Agreement, and subject to the payment of the purchase price for each Underlying Common Share and the applicable issuing of a certificate acknowledging such payment by the transfer agent (certificat du dépositaire) in accordance with article L.225-146 of the French Commercial Code (Code de commerce) (the “Bank Certificate”), the Underlying Common Shares will be validly issued in accordance with Article L. 225-138 of the French Commercial Code and the 33rd resolution of the Company’s combined general shareholders’ meeting held on June 26, 2024 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting), fully paid, non-assessable and may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs. The Company shall take all necessary steps to have the Shares admitted to the transactions of Euroclear France, Clearstream Banking SA, a public limited company (Luxembourg) and Euroclear Bank SA/NV (collectively, “Euroclear”) and to have the Shares admitted to trading on the regulated market of Euronext Paris on each Settlement Date, and no collateral, pledge, lien or other security will exist on any Shares, nor any third-party rights accorded by the Company;

(n) No Preemptive Rights. The holders of outstanding shares of the Company are not entitled to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for the Shares, except for any such rights as have been effectively waived or complied with; and, except as set forth in the Prospectus, no options, warrants, preemptive rights, rights of first refusal or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of share capital of or ownership interests in the Company are outstanding. All the outstanding shares of the subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through the Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(o) Issuance of ADRs. Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Underlying Common Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and will be freely transferable by the Company to or for the account of the Agent; and there are no restrictions on subsequent transfers of the Underlying Common Shares or the Shares under the laws of France or the United States except as described in the Registration Statement and the Prospectus. Persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement;

(p) Brokers. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Agent for a brokerage commission, finder’s fee or other like payment in connection with offering of Shares pursuant to this Agreement;

(q) Authorization of Deposit Agreement, ADSs, Shares and Underlying Common Share. The Company has all requisite corporate power and authority to issue the Shares and the Underlying Common Shares, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by the Deposit Agreement. This Agreement and the Deposit Agreement have been duly and validly authorized, executed and delivered by the Company, and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company. The issuance of the Shares has been or will be validly authorized pursuant to the resolutions passed at the combined general shareholders’ meeting of the Company dated June 26, 2024 which has been properly convened (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting) and the appropriate decisions of the Board of Directors and, as the case may be, the Chief Executive Officer (Directeur Général) or an Associate Managing Officer (Directeur Général Délégué), and all ceilings applicable to these authorizations have been and will be respected. All notices, authorizations and approvals necessary to proceed with the valid issuance of the Underlying Common Shares and the deposit of the Underlying Common Shares with the Depositary in connection with the issuance of the Shares and those necessary for execution by the Company of its obligations hereunder have been duly obtained and will remain in force on the Settlement Date. The Company will exercise all reasonable care to ensure that all the investors belong to the category provided for by the 33rd resolution of the combined general shareholders meeting of the Company held on June 26, 2024 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting).

(r) No Conflict, Violation or Breach. The issue and sale of the Underlying Common Shares and the Shares, the deposit of the Underlying Common Shares and the compliance by the Company with this Agreement and the Deposit Agreement and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, (B) the bylaws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clause (C), such violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and deposit of the Underlying Common Shares with the Depositary against issuance of the Shares and the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Act and the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale of the Shares by the Agent in the manner contemplated herein; Neither the Company nor any of its subsidiaries is (i) in violation of its bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change;

(s) Description of Share Capital. The statements set forth in the Registration Statement and Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Shares and ADSs, under the captions “Material French Tax Considerations” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, and the statements set forth in the Registration Statement and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” insofar as such statements purport to summarize matters of U.S. federal income tax laws, fairly present, to the extent required by the Securities Act and the rules and regulations thereunder, in all material respects, such U.S. federal income tax laws;

(t) Governmental Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Change; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(u) Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v) Passive Foreign Investment Company. The Company was not classified as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2024, and it is not yet known whether the Company will be a PFIC for the taxable year that includes the offering and sale of the Shares;

(w) Financial Statements. The historical consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations, changes in shareholder’s equity and cash flows of the Company as of the dates and for the periods indicated comply as to form in all material respects with the applicable accounting requirements of the Securities Act and French laws and regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period involved. The audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus are in accordance with IFRS as issued by the IASB. Any unaudited interim condensed consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with IAS 34. The financial data set forth, or incorporated by reference in, the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) Independent Accountants. Deloitte & Associés and PricewaterhouseCoopers Audit, who have certified certain financial statements of the Company and its subsidiaries, included directly or incorporated by reference in the Registration Statement and Prospectus, are independent registered public accounting firms as required by the Act and the rules and regulations of the Commission thereunder, by the AMF General Regulations, under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes” and the Public Company Accounting Oversight Board (“PCAOB”);

(y) Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Registration Statement and Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law); Since the date of the latest audited financial statements included in each of the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(z) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(aa) This Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(bb) No Unlawful Payments. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom, Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code or any other applicable anti-bribery or anti-corruption law;

(cc) Compliance with Anti-Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (TRACFIN) and the Office central pour la répression de la grande délinquance financière (OCRGDF) (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(dd) No Conflicts with Sanctions Laws. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, a Member State of the European Union, His Majesty’s Treasury, the French Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (“Sanctioned Country”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject or the target of Sanctions or with a Sanctioned Country, except where such activities or business are authorized by OFAC or other relevant sanctions authority or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(ee) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financing Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The selected financial data included in, or incorporated by reference in, the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Act or the rules and regulations promulgated thereunder;

(ff) [Reserved];

(gg) No Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with in connection with the offering of the Shares;

(hh) Labor Disputes. No labor disturbance by or material dispute with current or former employees or officers of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, manufacturers or contractors. Further, the Company and its subsidiaries have not been subject to any adjustments or observations that would still be in progress by the labor inspectorate (Inspection du travail) or the French Social Security authorities (URSSAF). The Company and its subsidiaries comply with all the provisions applicable to each of them in their relations with their employees and their representatives, whether it be the law, the applicable collective bargaining agreement applicable in the sector, employment contracts, as well as customary practices, unilateral commitments, plan, and including, but not limited to, the provisions of Directive 2001/86 on employees’ involvement in the Company and their transposition into French law;

(ii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are reasonable and as the Company reasonably believes is necessary for its business as conducted and as proposed to be conducted or required by applicable rules, laws and regulations; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(jj) Compliance with Health Care Laws. The Company and its subsidiaries and its and their respective directors, officers and employees, and to the Company’s knowledge, its and their respective agents, affiliates and representatives, are, and since January 1, 2019, have been, in material compliance with all applicable Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the Food and Drug Administration (“FDA”), the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for Civil Rights, the Department of Justice and any other governmental agency or body having jurisdiction over the Company or any of its properties, and has not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other local, state, federal or foreign equivalent healthcare program. For purposes of this Agreement, “Health Care Laws” shall mean the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusions law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. § 1395nn), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), and equivalent foreign rules and regulations. Since January 1, 2019, the Company and its subsidiaries have filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company nor any of its subsidiaries has received any notification, correspondence or any other written communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any similar regulatory authority, or any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any arbitrator or regulatory or governmental authority or third party alleging actual non-compliance by, or liability of, the Company or its subsidiaries under any Health Care Laws;

(kk) Possession of Licenses and Permits. Each of the Company and its subsidiaries has possessed and currently possesses, and is in material compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses (collectively, “Licenses”), issued by governmental authorities, including, without limitation, all Licenses required by the FDA, or any component thereof, the National Institutes of Health (“NIH”) and/or by any other U.S., state, local or foreign government or drug regulatory agency (collectively, the “Regulatory Agencies”). All Licenses are in full force and effect and neither the Company nor any of its subsidiaries is in material violation of any term or conditions of any License. Each of the Company and its subsidiaries has fulfilled and performed all of its respective material obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation, suspension, variation or termination thereof or results in any other impairment of the rights of the holder of any License. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Licenses and, to the Company’s knowledge, no Regulatory Agency has taken any action to limit, suspend or revoke any License possessed by the Company;

(ll) Pre-clinical Studies and Clinical Trials. The pre-clinical studies and clinical trials conducted by or on behalf of the Company or its subsidiaries that are described in the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the pre-clinical studies and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company or its subsidiaries, and the results thereof, contained in the Prospectus are accurate and complete in all material respects and fairly present the data derived from such pre-clinical studies and clinical trials, if any; the Company is not aware of any other pre-clinical studies or clinical trials, the results of which reasonably call into question the results described in the Prospectus; and neither the Company nor any of its subsidiaries have received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or Ethics Committee requiring the termination, suspension, material modification or clinical hold of any pre-clinical studies or clinical trials conducted by or on behalf of the Company or its subsidiaries;

(mm) No Disbarment. Neither the Company nor its subsidiaries, nor any of its or their respective officers, employees or directors, nor to the knowledge of the Company any of its or their respective agents or clinical investigators, has been excluded, suspended, disqualified or debarred from participation in any U.S. federal health care program or human clinical research or comparable foreign health care programs or is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, disqualification, suspension, or exclusion, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. § 335a or comparable foreign law;

(nn) Possession of Intellectual Property. Except in each case (a) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, and (b) as otherwise disclosed in the Prospectus, the Company owns or has valid, binding and enforceable licenses or other rights to practice and use all patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Prospectus (collectively, the “Company Intellectual Property”), and, to the Company’s knowledge, the conduct of its and its subsidiaries’ respective business (including the development and commercialization of the product candidates described in the Prospectus) has not and will not infringe or misappropriate any intellectual property rights of others; other than as disclosed in the Prospectus, to the knowledge of the Company there are no rights of third parties to any of the intellectual property owned by the Company, and such intellectual property is owned by the Company free and clear of all material liens, security interests, or encumbrances; other than as disclosed in the Prospectus, to the knowledge of the Company, the patents, trademarks and copyrights held or licensed by the Company included within the Company Intellectual Property are valid, enforceable and subsisting; to the Company’s knowledge, there is no infringement by third parties of any of the Company Intellectual Property; other than as disclosed in the Prospectus, (i) neither the Company nor its subsidiaries, to the knowledge of the Company, is obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, alleging that the Company or its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s product candidates, processes or intellectual property, and the Company is unaware of any facts which, in the Company’s view, could form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company’s Intellectual Property, and the Company is unaware of any facts which, in the Company’s view, could form a reasonable basis for any such action, suit, proceeding or claim, (iv) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which, in the Company’s view, could form a reasonable basis for any such action, suit, proceeding or claim, (v) the Company has not received written notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Company Intellectual Property, (vi) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the products, proposed products or processes of the Company referred to in the Prospectus, in the current or proposed conduct of the business of the Company, do not currently, and will not upon commercialization infringe any right or valid patent claim of any third party, (vii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Company Intellectual Property, (viii) to the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or actions undertaken while employed or engaged with the Company, (ix) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Company’s Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, and (x) the Company has taken reasonable measures to comply with the terms of each agreement pursuant to which the Company’s Intellectual Property has been licensed to the Company, and, to the Company’s knowledge, all such agreements are in full force and effect;

(oo) Patent and Patent Applications. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, there are no material defects in any of the patents or patent applications disclosed in the Prospectus as being owned by the Company and its Subsidiaries; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO or any other patent offices that were not disclosed to these offices and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(pp) Data Security. (i) The Company and each of its subsidiaries have complied and are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, industry standards by which the Company is legally or contractually bound, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the privacy and security of its IT Systems (as defined below) and the collection, processing, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personally identifiable, household, sensitive, confidential, regulated data, or personal data as defined in Regulation (EU) no.2016/679 of 27 April 2016, as amended on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (“GDPR”) or the United Kingdom General Data Protection Regulation (“UK GDPR”), the United Kingdom Data Protection Act 2018 (“UK DPA 2018”) (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding an alleged non-compliance with any Data Security Obligation and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate that the Company is in violation of any Data Security Obligation; and (iii) to the knowledge of the Company, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation;

(qq) Cyber-Security. The Company and each of its subsidiaries have implemented all appropriate technical and organizational measures to protect and ensure the privacy and security of the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have implemented appropriate information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such material Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach;

(rr) Accuracy of Statistical and Market Information. Any statistical, industry-related and market-related data included in the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources, if required;

(ss) Taxes. All tax returns of the Company and its subsidiaries required by law to be filed have been filed (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Change) and all taxes shown as due on such returns or that otherwise have been assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable French, United States federal, state or local or other applicable law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change;

(tt) Absence of Manipulation or Stabilization. The Company and each of its subsidiaries has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization in violation of applicable European Union or French laws or manipulation of the price of the Underlying Common Shares and the Shares to facilitate the sale or resale of the Shares. The Company has not taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by any of the Agent of the ability to rely on any stabilization safe harbor provided under the Commission Delegated Regulation (EU) no. 2016/1052 of 8 March 2016 supplementing Regulation (EU) no 596/2014 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. The Company authorizes the Agent to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) no. 2016/1052 of March 8, 2016, as amended, with regard to regulatory technical standards for conditions applicable to buy-back programs and stabilization measures.

(uu) Market Abuse Regulations. The Company has complied in all material respects with the applicable provisions of Regulation (EU) no. 596/2014 of April 16, 2014, as amended, on market abuse, delegated EU regulations adopted thereunder and the equivalent French laws and regulations (the “Market Abuse Rules”) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance. The sale of the Shares and the consummation of the transactions contemplated by this Agreement will not cause or result in the violation of any material provision of the Market Abuse Rules, and no Company’s board members and to the knowledge of the Company, no officer, agent, or other person acting on behalf of the Company has done any act or engaged in any course of conduct constituting such violation.

(vv) Due Authorization. The Company has full right, power and authority to execute and deliver the Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and consummation by it of the transactions contemplated hereby has been duly and validly taken. The purchase and sale of the Shares pursuant to this Agreement are in the Company’s corporate interest and serving the Company’s corporate purpose (objet social) as set forth in the Company’s by-laws (statuts) or other constitutional documents and are an arm’s-length basis between the Company, on the one hand, and the Agent and any affiliate through which it may be acting, on the other.

(ww) Deposit Agreement. The Deposit Agreement was duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon the deposit of Underlying Common Shares in respect of the Shares in accordance with the provisions of the Deposit Agreement, the Shares, when issued, will be validly issued and fully paid, and upon issuance by the Depositary of the Shares and the ADRs evidencing the Shares, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the Shares and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

(xx) Consents and Approvals. All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties or any stock exchange authorities (hereinafter referred to as “Governmental Authorizations”) required for the deposit of Underlying Common Shares, and the issuance of Shares in respect thereof and for the execution and delivery by the Company of this Agreement and the Deposit Agreement to be duly and validly authorized have been obtained or made and are in full force and effect;

(yy) Distributions and Dividends. Except as described in the Prospectus, no approvals are currently required in France in order for the Company to pay dividends or other distributions declared by the Company to the holders of ADSs and Common Shares. Under current laws and regulations of France and any political subdivision thereof, any amount payable with respect to the ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of France, and no such payments made to the holders thereof or therein who are non-residents of France will be subject to income, withholding or other taxes under laws and regulations of France or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in France or any political subdivision or taxing authority thereof or therein;

(zz) Admissibility. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(aaa) No Immunity. Any holder of the Shares and the Agent are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in France may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(bbb) Valid Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under French law and will be honored by French courts. The Company has the power to submit, and pursuant to Section 8 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of (i) the federal courts of the United States located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and the Company has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any Specified Court. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of French, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any French, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 8 of this Agreement and Section 7.6 of the Deposit Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law. The indemnification and contribution provisions set forth in Section 6 hereof do not contravene French law or public policy;

(ccc) Enforcement of Judgements. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be enforceable against the Company by the courts of France, without reconsideration or reexamination of the merits provided it meets the conditions established by French case law, in particular that (i) the court having rendered the judgement is materially connected to the dispute, (ii) the judgement does not contravene French public policy, and (iii) the judgement is not tainted with fraud;

(ddd) No Rated Securities. The Company has no debt securities or preference shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission in Section 436(g)(2) of the Act);

(eee) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Registration Statement and the Prospectus. There are no business relationships or related-party transactions, including conventions réglementées under Article L. 225-86 et seq. of the French Commercial Code, involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or Prospectus that have not been described as required;

(fff) Material Agreements. There are no contracts, arrangements or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required;

(ggg) Compliance with Sarbanes-Oxley Act. The Company and each director and officer of the Company, in their capacities as such, are in compliance, to the extent required, with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and all rules and regulations promulgated thereunder applicable to, and the Company at such time, and is taking steps designed to ensure that it will be in compliance, at all times, with the other provisions of the Sarbanes-Oxley Act when they become applicable to the Company;

(hhh) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act;

(iii) Transaction Agreements under French Law. Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in France in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; to ensure the legality, validity, enforceability or admissibility into evidence in France of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in France (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp tax duty if this Agreement and the Deposit Agreement are executed in or brought into France) in France be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies; and

(jjj) Duties, Transfer Taxes, Etc. No transaction, stamp, documentary, capital, issuance, registration, transfer, withholding, or other taxes or duties (including, for the avoidance of doubt, financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts) are payable by or on behalf of the Agent, the Company or its subsidiaries in France or to any taxing authority thereof or therein in connection with (i) the issuance, sale and delivery of the Underlying Common Shares by the Company, the issuance of the ADSs by the Depositary; (ii) the purchase from the Company, and the initial sale and delivery by the Agent of the Shares to purchasers thereof; (iii) the holding or transfer of the Shares; (iv) the deposit of the Underlying Common Shares with the Depositary and the issuance and delivery by the Depositary of the ADSs; or (v) the execution and delivery and performance of this Agreement or the Deposit Agreement or any other document to be furnished hereunder.

(kkk) Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other "at-the-market" or continuous equity transaction.

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(p) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF ADSs

(a)              Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

To the extent, as provided above, that the total number of Underlying Common Shares issued pursuant to this Agreement over a 12-month rolling period represents, once issued and together with all the other Common Shares which have been admitted to trading on Euronext over the same 12 month period without a document, containing the information set out in Annex IX to Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, filed with the French Autorité des Marchés Financiers, less than 30% of the total number of Common Shares admitted to trading on Euronext on the date the admission to trading of the Underlying Common Shares is requested, no information document is required for such admission to trading pursuant to Regulation (EU) no. 2017/1129, as amended.

Each of the Company and the Agent acknowledges that the Shares may only be sold in compliance with applicable French or foreign law and the limits and other conditions set forth in the corporate authorizations of the Company applicable at the time of issuance of the Shares.

(b)                Mechanics of Issuances.

(i)          Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

(ii)          Investor Letters. Each purchaser of Shares shall provide to the Agent, no later than the Trading Day on which Shares are sold to such purchaser pursuant to this Agreement, an executed investor letter (each, an “Investor Letter”) in substantially the form attached as Schedule A to Exhibit A hereto, which form shall be delivered by the Agent to each prospective purchaser of Shares hereunder, and the Agent shall not sell Shares to any purchaser who shall not have delivered such Investor Letter.

(iii)         Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the proposed sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, provided that the Issuance Notice complies with (i) the Maximum Program Amount, (ii) the other terms provided for herein, and (iii) French law and applicable corporate authorizations of the Company. The Agent will notify the Company of the bids received for Shares in compliance with the terms of the Issuance Notice (an “Agent Notification”) (such Agent Notification may be by email to the Company’s Chief Executive Officer). Such Agent Notification shall contain the price at which the Shares would be purchased, the counterparty/parties bidding for such Shares and the number of Shares to be placed with such counterparty/parties and shall be accompanied by an e-mail confirmation, in the form set forth in Exhibit C hereto, of a representative of each bidding party confirming that such bidding party falls within one of the categories identified in the Investor Letter. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iv)        Method of Offer and Sale. The Shares may be sold (A) in negotiated transactions with the written consent of the Company; or (B) by any other method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including block transactions, sales made directly on the Principal Market or sales made into any other existing trading market of the ADSs, provided that for (A) and (B), such sales are made in compliance with French law and within the limits and conditions set forth by the corporate authorizations of the Company, which shall be specified in the Issuance Notice. Nothing in this Agreement shall be deemed to require either party to agree to any specific method of offer and sale specified in the preceding sentence, except insofar as required for compliance with French law and applicable corporate authorizations of the Company, and (except as specified in clause (A) above or as required for compliance with French law and applicable corporate authorizations of the Company) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(v)          Issuance Decision. Following the receipt of an Agent Notification provided for in Section 3(b)(iii) and no later than 3:30 pm (New York City time) on the Trading Day on which the Company wants to sell Shares, the Company shall issue a decision of the Board of Directors or the Chief Executive Officer of the Company or, as the case may be, of an Associate Managing Officer, in the form set forth in Exhibit B hereto (the “Issuance Decision”), acting upon delegated authority, reflecting the Company’s decision to issue the Shares, allocated, and at such price, as set forth in the Agent Notification to the Company provided in Section 3(b)(iii), subject to settlement on the relevant Settlement Date, it being specified that for each issuance of Shares the equivalent in Euro of the Sales Price will be set by the Board of Directors or the Chief Executive Officer or, as the case may be, of a an Associate Managing Officer of the Company, based upon the U.S. dollar-Euro exchange rate, as published by the European Central Bank on that date and within the price limits set forth in the 33rd resolution of the Company’s combined general shareholders’ meeting held on June 26, 2024 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting).

(vi)        Post-Sale Confirmation to the Company. The Agent will provide (i) written confirmation to the Company (including by email correspondence to each of the Company individuals set forth in Schedule 2, if receipt of such email correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than 11:59 p.m. (New York City Time) on the Trading Day on which it has placed Shares hereunder setting forth the identity of each purchaser, the number of shares sold on such Trading Day to each such purchaser and the Sales Price, in each case, consistent with the Issuance Decision, as well as the corresponding Issuance Amount and Net Proceeds payable to the Company in respect thereof, and (ii) copies of such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company, including the Investor Letters. Notwithstanding the foregoing, the Agent acknowledges that the written confirmation set forth in this Section 3(b)(vi) may not differ from the terms set forth in the Issuance Decision, and that in such event, no Shares shall be placed pursuant to such Issuance Decision.

(vii) Settlement. Each issuance of Shares will be settled on the applicable Settlement Date, pursuant to which:

(A) Payment for Shares. The Issuance Amount shall be paid by the Agent in U.S. dollars at or prior to 4:00 p.m. (Paris, France time) on the date prior to the Settlement Date to the applicable account designated by the Company in the Issuance Notice, which account shall be held at Société Générale Securities Services, as transfer agent and registrar of the Company, or such other transfer agent and registrar as the Company may specify in a Issuance Notice (the “Registrar”).

(B) Settlement of Shares. No later than 11:00 am (Paris, France time) on a Settlement Date, the Registrar shall then issue a depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the issuance of the Underlying Common Shares, and shall deliver two originals of such certificate to the Company. At least one full business day prior to a Settlement Date, the Company shall have taken all actions to be taken by the Company, including providing the Registrar with all notices (including the Euronext notice) and the Issuance Decision delivered as provided for by Section 3(b)(v) that are required in connection with the issuance of the certificat du dépositaire referred herein.

(C) Delivery of Shares. On each Settlement Date, immediately after issuing the certificat du dépositaire, (i) the Registrar shall (x) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying Common Shares for the Shares and for credit thereof no later than on the Settlement Date in a securities account opened in the name and on behalf of the Company in the books of the Registrar; and (y) deliver the Underlying Common Shares for the Shares to the custodian for the Depositary, and (ii) the Company will cause the Depositary to, electronically transfer the Shares by crediting the Agent or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one business day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (DWAC) System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Shares in all cases shall be freely tradeable, transferable, registered securities in good deliverable form.

(D) Payment of Issuance Commission. On each Settlement Date, the Company shall pay, or cause the Registrar to pay, to the Agent the Issuance Commission due to the Agent in respect of the Issuance Amount of the Shares settled on such date in same day funds to the account designated by the Agent. The aforementioned Issuance Commission shall be deducted from the gross proceeds payable to the Company on a Settlement Date and shall be paid on such date by the Registrar to the Agent as soon as possible after issuance of the certificat du dépositaire. The Company irrevocably agrees to such transfer.

(viii)       Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(vii) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow ADSs from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (vii) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(ix)         No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

(x)          Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c)               Fees. As compensation for services rendered, the Company shall pay or cause the Registrar to pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi) after the Agent confirms such sale to the Company) by the Agent. The aforementioned Selling Commission shall be deducted from the gross proceeds payable to the Company on a Settlement Date and shall be paid on such date by the Registrar to the Agent as soon as possible after issuance of the certificat du dépositaire.

(d)             Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; and (ix) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) above shall not exceed (A) $150,000 in connection with the execution of this Agreement, (B) $25,000 in connection with each Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 4(p)(B), and (C) $15,000 in connection with each Triggering Event Date on which the Company is required to provide a certificate pursuant to Section 4(p)(A) and (C).

Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a)               Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in each report filed or furnished by the Company on Form 6-K that includes the Company’s half-year and full-year interim financial statements and its annual reports on Form 20-F, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or, in the Company’s sole discretion (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act).

(b)               Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c)              Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and Section 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company reasonably believes that it is in its best interest not to file such amendment or supplement.

(d)             Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the ADS Registration Statement or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e)               Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f)                Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to the Agent, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed.

(g)              Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(h)               Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement, the ADS Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement, the ADS Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i)                Disclosure: During the Agency Period, the Company agrees to publish, by way of press release or, by any other means, in compliance with European and French laws and regulations including the Regulation (EU) no. 596/2014 of April 16, 2014 on market abuse, as amended, and the AMF General Regulations, any information which would be required due to the existence of this Agreement.

(j)                Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(k)              Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, which requirement may be satisfied by publicly filing the required information on EDGAR.

(l)                Listing; Reservation of Shares. (a) The Company will use its best efforts to maintain the listing of the ADSs on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(m)            Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(n)                Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.

(o)                Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(p)               Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(A)       the filing of the Prospectus or the amendment or supplement (other than any amendment or supplement through incorporation of any report filed under the Exchange Act) of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(B)       the filing with the Commission of an annual report on Form 20-F or a report on Form 6-K containing half-year financial information (including any Form 20-F/A or Form 6-K/A containing amended financial information or a material amendment to the previously filed annual report on Form 20-F or six-month reports on Form 6-K), in each case, of the Company; or

(C)       the filing with the Commission of a report on Form 6-K of the Company containing amended financial information that is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (C) above only if the Agent reasonably determines that the information contained in such report on Form 6-K of the Company is material) with a certificate in the form set forth in Exhibit D hereto as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be automatically waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date for which an Issuance Notice is pending or a suspension is not in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(p), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(p) dated as of the date that the instructions for the sale of Shares are issued.

(q)                Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Cooley LLP, as U.S. counsel to the Company, and the written legal opinion of Jones Day, as French counsel to the Company, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date). Notwithstanding the foregoing, the Company shall be required to furnish no more than (i) one opinion letter per calendar year per counsel hereunder and (ii) one negative assurance letter (from Cooley LLP) per filing of any report pursuant to Section 4(p)(B).

(r)                Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Deloitte & Associés and PricewaterhouseCoopers Audit, the independent registered public accounting firms who have audited the financial statements included or incorporated by reference in the Registration Statement and the ADS Registration Statement to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent within five (5) Trading Dates of the date of the occurrence of any material transaction or event requiring the filing of a Form 6-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements, which such event shall be considered a Triggering Event Date, and the Agent shall not be required to execute any new or pending Issuance Notice following such Triggering Event Date until the comfort letter is delivered. Notwithstanding the foregoing, other than in the event of a material amendment to the Company's financial information, including a restatement, the Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 20-F or a report on Form 6-K containing half-year financial information.

(s)          Officers’ Certificate. On or prior to the date of the first Issuance Notice, the Company shall furnish the Agent a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(t)               Authorization. Upon delivery of each Issuance Notice, the Company will ensure that the Chief Executive Officer of the Company or, as the case may be, an Associate Managing Officer, is duly authorized to decide on the issue of the Underlying Common Shares covered by the Issuance Notice subject to the conditions set forth therein and that any relevant preemption rights will have been disapplied in relation to the issue of those Underlying Common Shares. Upon each Settlement Date, the Underlying Common Shares to be allotted on that Settlement Date will be duly authorized by the Company.

(u)             Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the ADSs for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(v)             Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(w)            Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.

(x)              Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs or securities convertible into or exchangeable for Common Shares or ADSs (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares or ADSs, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or ADSs (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares or ADSs, warrants or any rights to purchase or acquire, Common Shares or ADSs prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Common Shares or ADSs, options or warrants (including share warrants (BSA)) to purchase Common Shares or ADSs or Common Shares or ADSs issuable upon the exercise of options, warrants, including share warrants (BSA) or other equity awards pursuant to any officer, employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries on the date of this Agreement, (ii) issuance or sale of Common Shares or ADSs issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants (including share warrants (BSA)), options, free shares or other equity awards outstanding at the date of this Agreement and (iii) modification of any outstanding options, warrants or any rights to purchase or acquire Common Shares or ADSs.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a)               Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i)	Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(p) on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).

(ii)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.
(iii)	Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Change; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.
(iv)	No Suspension of Trading in or Delisting of ADSs; Other Events. The trading of the ADSs (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the ADSs (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets on which such securities are then listed. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the AMF or by the Principal Market or Euronext Paris or trading in securities generally on either the Principal Market or Euronext Paris shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the AMF or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities or French or European authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b)              Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c)              No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement, the ADS Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)              Agent Counsel Legal Opinion. Agent shall have received from Paul Hastings LLP, counsel for Agent, such opinion or opinions, on or before the date on which the delivery of the Company counsel legal opinion is required pursuant to Section 4(q), with respect to such matters as Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(e)               Opinion of Depositary’s Counsel. On or prior to the first Settlement Date, the Agent shall have received an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Agent.

(f)                Investor Documents. Within the applicable time periods contemplated by Section 3(b)(iii) and (vi), the Agent shall have received such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company duly executed, and such documents shall be in full force and effect, including the Investor Letter of each prospective investor.

(g)              Approval for Listing. On each relevant Settlement Date, the ADSs shall be approved for listing, and not subject to any notice of delisting, on Nasdaq, and on the first Euronext trading day following each relevant Settlement Date, the Underlying Common Shares shall have been approved for listing on Euronext, subject to official notice of issuance.

(h)              Certificat du dépositaire. On each Settlement Date, once it has received the funds corresponding to the subscription of the applicable Underlying Common Shares, for purposes of settlement and delivery of the Underlying Common Shares, the Registrar shall issue the depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increases of the Company resulting from the subscription of the Underlying Common Shares and the corresponding Shares and shall send a copy thereof to the Company and the Agent.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a)               Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Agent and each such officer, employee and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, the ADS Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)             Indemnification of the Company, its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, for each of (i) and (ii) above, only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the fourteenth paragraph under the caption “Plan of Distribution” in the Prospectus, and to reimburse the Company and each such director, officer and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of one counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent or the Company may otherwise have.

(c)              Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any reasonable and documented out of pocket legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)             Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e)              Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable and documented out of pocket legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the agent fees received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each officer and director of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a)                Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b)                Termination; Survival Following Termination.

(i)	Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(vii) with respect to such Shares and (B) Section 2, Section 3(d), Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers, directors, or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. MISCELLANEOUS

(a)               Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a report on Form 6-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as contemplated in Section 4(a) of this Agreement or as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b)              No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c)              Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d)              Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Jefferies LLC
520 Madison Avenue
New York, NY 10022
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Siavosh Salimi and William Magioncalda

If to the Company:

Valneva SE
6 rue Alain Bombard

44800 Saint-Herblain, France
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Cooley LLP
500 Boylston Street, 14th Floor

Boston, MA 02116
Attention: Marc Recht and Katie Kazem

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e)              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers, directors, and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f)                Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g)              Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Valneva USA, Inc., 4550 Montgomery Avenue, Suite 460, Bethesda MD 20878, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any Specified Court. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(h)               Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to the Agent shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agent may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss.

(i)                Recognition of U.S. Special Resolutions Regimes. In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(j)                General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

VALNEVA SE

By:	/s/ Peter Bühler
	Name:	Peter Bühler
	Title:	Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
	Name:	Michael Magarro
	Title:	Managing Director

EXHIBIT A

ISSUANCE NOTICE

[Date]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: [__________]

Reference is made to the Open Market Sale Agreement between Valneva S.E., a Societas Europaea incorporated in France (the “Company”) and Jefferies LLC (the “Agent”) dated as of March [●], 2025. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

The number of Underlying Common Shares issued over a 12-month rolling period represents, once issued together with all the other common shares which have been admitted to trading on the regulated market of Euronext Paris over the same 12-month period without a document, containing the information set out in Annex IX to Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, filed with the French Autorité des Marchés Financiers, less than 30% of the total number of the Company’s securities already admitted to trading on Euronext Paris on the date the admission to trading of the Underlying Common Shares is requested.

The Maximum Program Amount available is: $_____________________________________

Date that the Base Registration Statement Expires: [__________________]

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)): ______________

Issuance Amount (equal to the total Sales Price for such Shares):

$
Number of days in selling period:
First date of selling period:
Last date of selling period:
Settlement Date(s) (T+2, unless otherwise specified):

All Shares must be placed at the same Sale Price on any Trading Day.

Number of Shares and corresponding ADSs still available for issuance under the Maximum Program Amount:___________________________________________________

Floor Price (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $ ____ per ADS, it being specified that each Share will be sold at the same price and that the Sales Price per Share will be at least equal to (i) the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company's Common Shares on Euronext over the last Trading Day preceding the pricing of the relevant sale or (ii) the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company’s Common Shares on Euronext over a period of time chosen by the Chief Executive Officer or, as the case may be, an Associate Managing Officer of the Company,, comprising between three (3) and ninety (90) Trading Days preceding the pricing of the relevant sale, subject to a maximum discount of 15% as calculated by the Agent on each Trading Day during the applicable period set forth in the Issuance Notice.

Sales by the Agent are only open to investors falling within one of the following categories and the investor will certify prior to delivery of the Issuance Decision contemplated by Section 3(b)(v) of the Sales Agreement, that it belongs to one of them by signing an investor letter attached hereto as Exhibit A in accordance with the Sales Agreement:

(i) natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or

(ii) any French or foreign company, institution or entity, regardless of its form, carrying out a significant part of its activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technologies or in research in these fields

The funds corresponding to the share capital increases shall be transferred to the Company’s account(s) held at Société Générale Securities Services, as transfer agent and registrar of the Company on or before the Settlement Date, details of which are provided below:

Bank Name:

SWIFT BIC:
Euroclear bank account number:
Final beneficiary:
Details of Société Générale U.S. bank account at Euroclear Bank:

Comments:

______________________

By:
Name:
Title:

Schedule A to EXHIBIT A

FORM OF INVESTOR LETTER

VALNEVA SE

6 rue Alain Bombard

44800 Saint-Herblain, France

JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

[DATE]

RE: VALNEVA SE

Ladies and Gentlemen,

In connection with its proposed commitment to subscribe for ordinary shares, nominal value €0.15 per share (the “Common Shares”), of Valneva SE, a Societas Europaea incorporated under the laws of France (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [ ] Common Shares in the form of ADSs reserved to specified categories of investors (the “Placement”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Placement, it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:

(i) any person, legal entity (including companies), trusts or investment funds, or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnology or medical technology sectors.

(ii) any French or foreign company, institution or entity, regardless of its form, carrying out a significant part of its activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technologies or in research in these fields.

provided that, if the Investor is acting on behalf of investment funds or other legal entities managed or advised by it, such representation shall also apply to each such funds or legal entities and the Investor shall further ensure compliance thereof by each such funds or entities in connection with the initial distribution of the Shares.

Sincerely yours,

On behalf of

By:

Name:

Title:

EXHIBIT B

FORM OF ISSUANCE DECISION

EXHIBIT C

Confirmatory email to be received by the Agent for each prospective investor before the Agent Notification

To: [ ]

In connection with our proposed commitment to subscribe for ordinary shares, nominal value €0.15 per share, of Valneva SE, a Societas Europaea incorporated under the laws of France (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [ ] Common Shares in the form of ADSs, we acknowledge that the contemplated offering is reserved to the following categories of investors: (i) any person, legal entity (including companies), trusts or investment funds, or other investment vehicles, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnology or medical technology sectors; and/or (ii) any French or foreign company, institution or entity, regardless of its form, carrying out a significant part of its activities in the pharmaceutical, cosmetic or chemical sectors or in medical devices and/or technologies or in research in these fields.

We hereby represent and warrant belonging to one of the above-mentioned categories and to execute and send to Jefferies LLC an investor letter no later than [ ] by which we will formally represent and warrant belonging to one of these categories.

EXHIBIT D

Form of Officer’s Certificate Pursuant to Section 4(p)

The undersigned, the duly qualified and elected Chief Executive Officer of Valneva SE, a Societas Europaea incorporated under the laws of France (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 4(p) of the Sales Agreement, dated March [●], 2025, between the Company and Jefferies LLC (the “Sales Agreement”), that to the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 2 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof; provided, however that such representations and warranties are qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus (including any documents incorporated by reference therein and any supplements thereto); and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Cooley LLP, Paul Hastings LLP, Hogan Lovells (Paris) LLP, and Gide Loyrette Nouel A.A.R.P.I are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Sales Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement.

VALNEVA SE

By:
Name:
Title:

Date: [__]

Schedule A

Notice Parties

The Company

Thomas Lingelbach

Peter Bühler

The Agent

Michael Magarro

Kevin Sheridan